EXHIBIT 32.1

Certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Novagen Solar Inc. on Form 10-Q for the quarter ended June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas E. Mills, Chief Executive Officer, President, Principal Accounting Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 14, 2011

By	/s/ Thomas Mills
Thomas E. Mills
President, Chief Executive Officer,
Chief Financial Officer, and
Principal Accounting Officer